UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
December 21, 2013 ( December 15, 2013 )

Endo Health Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1400 Atwater Drive, Malvern, PA		19355
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(484) 216-0000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On January 21, 2014, Endo Health Solutions Inc. (“Endo”) and DM Merger Sub Inc. (“Purchaser”), an indirect, wholly-owned subsidiary of Endo, announced the termination by NuPathe Inc. (“NuPathe”) of the Agreement and Plan of Merger, dated December 15, 2013, by and among Endo, Purchaser and NuPathe (the “Merger Agreement”) pursuant to the terms and conditions of the Merger Agreement.

Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Endo (through Purchaser) commenced a cash tender offer (the “Offer”) to purchase all of the issued and outstanding shares of the common stock, par value $0.001 per share, of NuPathe (the “Shares”) on December 23, 2013.  On January 21, 2014, Endo and Purchaser withdrew the Offer as a result of the termination of the Merger Agreement rendering a condition to the Offer incapable of being satisfied.

Prior to termination, NuPathe paid to Endo a $5,000,000 termination fee in accordance with the Merger Agreement and pursuant to the terms and conditions thereof.

A description of the material terms and conditions of the Merger Agreement was previously disclosed in Endo’s Current Report on Form 8-K filed on December 16, 2013 and, to the extent required by Item 1.02 of Form 8-K, that description is incorporated by reference herein.

Item 8.01.	Other Events.

On January 21, 2014, Endo issued a press release announcing the termination of the Merger Agreement and the withdrawal of the Offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Endo, dated January 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO HEALTH SOLUTIONS INC.
(Registrant)

By:	/ s/ Caroline B. Manogue
	Name:	Caroline B. Manogue
	Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: January 21, 2014

EXHIBIT LIST

Exhibit No.	Description
99.1	Press Release issued by Endo, dated January 21, 2014